CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Applebee's International, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting dated March 29, 2005, appearing in the Annual Report on Form 10-K of Applebee's International, Inc. and subsidiaries for the year ended December 26, 2004.




Kansas City, Missouri
May 13, 2005